SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 7, 2006

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Compensatory Arrangements of Certain Officers.

On December 7, 2006, the Board amended the Lockheed Martin Corporation Directors Charitable Award Plan (“Plan”) to accelerate the payment of the charitable gifts to be made by the Corporation for the benefit of tax-exempt charitable organizations or educational institutions recommended by the active and retired directors. As a result of the amendment, the Corporation’s tax deductions for the charitable contributions will be accelerated to 2006. In addition, the amendment allows participants in the Plan to recommend up to 20 tax-exempt beneficiaries (with a minimum gift amount of $50,000) to receive a total of $1 million, as a one-time, lump-sum donation.

Prior to the amendment, the Plan authorized payment of a total of $1 million per participant to up to 5 tax-exempt charitable or educational beneficiaries, with the first installment to be paid at the time of a director’s retirement and the remaining installments to be made in 9 equal annual installments following the director’s death. Participating directors in the Plan may elect not to consent to the accelerated benefit, in which case payment of the charitable contributions will be made pursuant to the original pre-amendment schedule. The Plan also previously provided that directors vested for the benefit under the Plan if they served on the board for at least five years or their service on the board was terminated due to death, disability or retirement. As part of the amendment, four participating directors who had not yet fully satisfied the five-year vesting requirement (E.C. “Pete” Aldridge, Nolan D. Archibald, Joseph W. Ralston and Anne Stevens) were fully vested under the Plan.

The Plan previously was amended in 2004 to limit participation to directors elected prior to the Corporation’s 2004 annual meeting of stockholders. Three of the Corporation’s directors were elected after that date and are not eligible for benefits under the Plan (James O. Ellis, Jr., James M. Loy and James M. Schneider).

The Lockheed Martin Corporation Directors Charitable Award Plan, as amended and restated effective as of December 7, 2006, is appended as Exhibit 10.1 and is incorporated herein by reference.

On December 7, 2006, the Board of Directors of Lockheed Martin Corporation also decided to eliminate certain perquisites or personal benefits that the Corporation previously provided to its elected officers and approved a one-time, salary adjustment to compensate for the reduction in benefits. The Board eliminated the following perquisites: annual membership fees for country or social clubs effective January 1, 2007; initiation fees for country or social clubs for new officers elected after January 1, 2007; secure ground transportation services and event tickets for personal use; and financial counseling and tax preparation services. The post-retirement death benefit also will be eliminated for new officers elected after January 1, 2007. Exhibit 10.2 contains a table that sets forth the prior base salary and the adjusted base salary, effective as of December 1, 2006, for each of the Corporation’s current named executive officers.

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Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On December 7, 2006, the Board of Directors amended Section 3.03 of the Corporation’s Bylaws, which is the charter for the Corporation’s Audit Committee. The amendment reflects changes made by the Audit Committee as part of its annual review of its charter. A copy of the Corporation’s Bylaws, as amended and restated effective as of December 7, 2006, is provided as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
3.2	Lockheed Martin Corporation Bylaws, as amended and restated effective as of December 7, 2006.

10.1	Lockheed Martin Corporation Directors Charitable Award Plan, as amended and restated effective as of December 7, 2006.

10.2	Prior and Adjusted Base Salaries of Lockheed Martin Corporation Named Executive Officers effective as of December 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman
David A. Dedman
Associate General Counsel

December 8, 2006

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